UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WESTLAKE CHEMICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTLAKE CHEMICAL CORPORATION

2801 Post Oak Blvd.

Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2008

To the Stockholders:

The annual meeting of stockholders of Westlake Chemical Corporation (the “Company” or “Westlake”) will be held at the Westlake Center Annex, 2801 Post Oak Blvd., Houston, Texas 77056, on Monday, May 19, 2008 at 9:00 a.m. local time for the following purposes:

(1)	To elect two members of the Board of Directors for the terms described in the Proxy Statement;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

(3)	To reapprove the material terms of the performance goals under the 2004 Omnibus Incentive Plan; and

(4)	To act upon any other matters that may properly come before the annual meeting.

The Board of Directors has fixed the close of business on Thursday April 3, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

All stockholders are requested to be present in person or by proxy. For the convenience of those stockholders who do not expect to attend the annual meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. You may also vote by the Internet or telephone. Any stockholder may revoke the proxy for any reason and at any time before it is voted.

Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the annual meeting.

Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone you help the Company reduce postage and proxy tabulation costs.

Please do not return the enclosed proxy if you are voting over the Internet or by telephone.

VOTE BY INTERNET American Stock Transfer & Trust Company http://www.voteproxy.com 24 hours a day/7 days a week	VOTE BY TELEPHONE American Stock Transfer & Trust Company 1-800-PROXIES via touch tone phone toll-free 24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 18, 2008. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 18, 2008. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated, since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By Order of the Board of Directors

Stephen Wallace

Vice President, General Counsel and Secretary

Dated: April 15, 2008

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2008.

This Proxy Statement, our annual report to stockholders and other proxy materials are available on our Web site at www.westlake.com/report2008 and www.westlake.com/proxy2008.

WESTLAKE CHEMICAL CORPORATION

2801 Post Oak Blvd.

Houston, Texas 77056

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held on May 19, 2008

GENERAL MATTERS

This Proxy Statement and the accompanying form of proxy are being furnished to the stockholders of Westlake Chemical Corporation (the “Company” or “Westlake”) on or about April 15, 2008 in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders to be held on Monday, May 19, 2008 at 9:00 a.m. local time at the Westlake Center Annex, 2801 Post Oak Blvd., Houston, Texas 77056, and any adjournment of the annual meeting.

The following matters will be acted upon at the annual meeting:

(1)	To elect two members of the Board of Directors for the terms described herein;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008;

(3)	To reapprove the material terms of the performance goals under the 2004 Omnibus Incentive Plan; and

(4)	To act upon any other matters that may properly come before the annual meeting.

Our Board of Directors does not know of any other business to be brought before the annual meeting, but if any other business is properly brought before the annual meeting, proxies will be voted upon those matters in accordance with the judgment of the person or persons acting under the proxies.

The accompanying Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy are being first sent to stockholders on or about April 15, 2008.

All shares represented by proxies received will be voted in accordance with instructions contained in the proxies. The Board of Directors unanimously recommends a vote:

(1)	FOR the nominees for director listed in these materials and on the proxy;

(2)	FOR the ratification of the appointment of the Company’s independent registered public accounting firm; and

(3)	FOR the reapproval of the material terms of the performance goals under the 2004 Omnibus Incentive Plan.

In the absence of voting instructions to the contrary, shares represented by validly executed proxies will be voted in accordance with the foregoing recommendations. A stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the annual meeting.

Only stockholders of record at the close of business on April 3, 2008, also referred to as the record date, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 65,634,601 shares of common stock, par value $0.01 per share, outstanding, which represent all of the voting securities of the Company. Each share of common stock is entitled to one vote. Stockholders do not have cumulative voting rights in the election of directors.

A majority of the common stock entitled to vote at the annual meeting, present either in person or by proxy, will constitute a quorum. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum present at the meeting. Shares held by a broker or other nominee as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes.” Directors are elected by a plurality of the votes cast. Abstentions and broker non-votes will not be included in the total of votes cast and will not affect the outcome of the vote. The affirmative vote of a majority of the votes cast at the annual meeting, either in person or by proxy, is required for the approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP and the reapproval of the material terms of the performance goals under the 2004 Omnibus Incentive Plan. Abstentions on the proposal to ratify the appointment of PricewaterhouseCoopers LLP or the proposal to reapprove the material terms of the performance goals under the 2004 Omnibus Incentive Plan will be counted as a vote against the proposal. Broker non-votes will not be included in the total votes cast and will not affect the outcome of the vote.

In addition to mailing this material to the stockholders, the Company has asked banks and brokers to forward copies to persons for whom they hold common stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, facsimile or personal contact. All proxy-soliciting expenses will be paid by the Company in connection with the solicitation of votes for the annual meeting. The Company has engaged American Stock Transfer & Trust Company to tabulate voting results.

INFORMATION REGARDING BOARD OF DIRECTORS

INDEPENDENCE OF DIRECTORS

As of the date of this Proxy Statement, TTWF LP, our principal stockholder, owns 70.1% of the outstanding common stock of the Company. Under the corporate governance rules of the New York Stock Exchange, we are considered to be controlled by TTWF LP. As a controlled company, we are eligible for exemptions from provisions of these rules requiring a majority of independent directors, nominating and governance and compensation committees composed entirely of independent directors and written nominating and governance and compensation committee charters addressing specified matters. We have elected to take advantage of certain of these exemptions. In the event that we cease to be a controlled company within the meaning of these rules, we will be required to comply with these provisions after the specified transition periods.

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. E. William Barnett, Robert T. Blakely, Max L. Lukens and H. John Riley, Jr. are, and that Dr. Gilbert Whitaker was, independent from our management, as “independence” is defined by the rules and regulations of the Securities & Exchange Commission (“SEC”) and the listing standards of the New York Stock Exchange. This means that none of these directors has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us and that none of the express disqualifications contained in the New York Stock Exchange rules applies to any of them. Dr. Whitaker was a director of the Company and passed away in June 2007. He was a Professor of Business Economics at the Jesse H. Jones Graduate School of Management of Rice University. In addition, Dr. Whitaker was the former Dean of the Jesse H. Jones Graduate School of Management of Rice University. Our President and Chief Executive Officer, Albert Chao, is a trustee of Rice University. Our Board of Directors has determined that, notwithstanding these relationships with Rice University, Dr. Whitaker was “independent” as such term is defined in the rules and regulations of the SEC and by the listing standards of the New York Stock Exchange. In making such determination, the Board of Directors considered, among other things, that: Rice University has 25 trustees; Dr. Whitaker reported to the Dean of the Jesse H. Jones Graduate School of Management of Rice University who in turn reports to the provost (chief academic officer) of the University, who in turn reports to the president (chief executive officer) of the University, who in turn reports to the board of trustees, and Dr. Whitaker thus did not report to the board of trustees; and the Dean, not the board of trustees, set Dr. Whitaker’s compensation.

EXECUTIVE SESSIONS

The Company’s governance guidelines require that non-management directors meet at regularly scheduled executive sessions without management. At these meetings of non-management directors, the non-management directors have decided that the non-management director that presides over the meeting will rotate among the non-management directors.

Since one of the non-management directors is not independent, the Company’s governance guidelines require that the independent directors meet at least once a year. At these meetings of independent directors, the independent directors have decided that the independent director that presides over the meeting will rotate among the independent directors.

Stockholders and other interested parties may communicate with these directors in the manner described under “Communications with Directors” below.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee

The Audit Committee of the Board of Directors is comprised of Robert T. Blakely (chairman), E. William Barnett, Max L. Lukens and H. John Riley, Jr. Dr. Gilbert R. Whitaker was a member of the Audit Committee until he passed away in June 2007. All current Audit Committee members are, and Dr. Whitaker was, “independent” as defined by the listing standards of the New York Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934. The board has determined that each of Messrs. Blakely, Lukens and Riley is an “audit committee financial expert” as that term is defined by SEC regulations. The primary functions of the Audit Committee are to review the adequacy of the system of internal controls and management information systems, to review the results of our independent registered public accounting firm’s quarterly reviews of our interim financial statements, and to review the planning and results of the annual audit with our independent registered public accounting firm. This Committee held eight meetings in 2007. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is publicly available on our Web site at: http://www.westlake.com under “Investor Relations—Corporate Governance.”

The Compensation Committee

The Compensation Committee of the Board of Directors is comprised of Albert Chao, Dorothy C. Jenkins, Max L. Lukens (chairman) and H. John Riley, Jr., who was appointed to the Compensation Committee in February 2008. Since Westlake is considered to be controlled by the principal stockholder under New York Stock Exchange rules, all Compensation Committee members are not required to be independent as defined by the listing standards of the New York Stock Exchange. Albert Chao and Dorothy C. Jenkins are not “independent” as defined by those listing standards. The Compensation Committee’s primary functions include overseeing our executive compensation, director compensation and equity and performance incentive compensation plans and policies. This Committee held four meetings in 2007. The Compensation Committee has adopted a written charter. The Compensation Committee charter is publicly available on our Web site at: http://www.westlake.com under “Investor Relations—Corporate Governance.”

The Nominating and Governance Committee

The Nominating and Governance Committee is comprised of E. William Barnett (chairman), Albert Chao, James Chao and Robert T. Blakely, who was appointed to the Nominating and Governance Committee in February 2008. Dr. Gilbert R. Whitaker, Jr. served as chairman during 2007 until May 2007 and remained a member of this Committee until June 2007, when he passed away. He was succeeded by E. William Barnett as chairman in May 2007. Since Westlake is considered to be controlled by the principal stockholder under New York Stock Exchange rules, all Nominating and Governance Committee members are not required to be independent as defined by the listing standards of the New York Stock Exchange. Albert Chao and James Chao are not “independent” as defined by those listing standards. The Nominating and Governance Committee’s primary functions are (1) to identify individuals qualified to become directors of the Company, (2) to recommend to the Board of Directors director candidates to fill vacancies on the Board of Directors and to stand for election by the stockholders at the annual meeting of stockholders, (3) to recommend committee assignments for directors, (4) to monitor and periodically assess the performance of the Board of Directors and its committees, and (5) to develop and recommend to the Board of Directors appropriate corporate governance policies, practices and procedures for the Company. In assessing the qualifications of prospective nominees to serve as directors, the committee will consider, in addition to any criteria set forth in the Bylaws of the Company, each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective director, and commitment to acting in the best interests of the Company and its stockholders. Mr. Riley, who was appointed as one of our directors in November 2007, was identified by recommendation of other directors. This Committee held four meetings in 2007. The Nominating and Governance Committee has the authority to retain an executive search firm as needed to identify director candidates. The Nominating and Governance Committee has adopted a written charter. The charter is publicly available on our Web site at: http://www.westlake.com under “Investor Relations—Corporate Governance.”

The Nominating and Governance Committee will consider nominees recommended by stockholders. Any recommendation should be addressed in writing to the Nominating and Governance Committee, Westlake Chemical Corporation, c/o Corporate Secretary, 2801 Post Oak Blvd., Houston, Texas 77056. Recommendations for potential nominees may come from any source, including members of the Board of Directors, stockholders, self-recommendations or search firms. All persons recommended for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation.

CORPORATE GOVERNANCE

We have a Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer, a Code of Conduct that applies to all directors, officers and employees and Principles of Corporate Governance. You can find the above-referenced documents by visiting our Web site: http://www.westlake.com under “Investor Relations—Corporate Governance.” We will post on our Web site any amendments to such documents as well as any waivers that are required to be disclosed by the rules of either the SEC or the New York Stock Exchange.

You may also obtain a printed copy of the material mentioned above and the charters of our Board committees by contacting us at the following address:

Westlake Chemical Corporation

Attn: Investor Relations

2801 Post Oak Boulevard

Houston, Texas 77056-6105

(713) 960-9111

COMMUNICATIONS WITH DIRECTORS

Any interested party is welcome to communicate with any one or all of our directors by writing to the director or directors, Westlake Chemical Corporation, c/o Corporate Secretary, 2801 Post Oak Blvd., Houston, Texas 77056. The Corporate Secretary will forward these communications to the addressee. If any interested party would like to communicate with the non-management directors as a group, the interested party should address such communication as follows: Non-management Directors, c/o Corporate Secretary, Westlake Chemical Corporation, 2801 Post Oak Blvd., Houston, Texas 77056. Upon receipt, Westlake’s Corporate Secretary will forward the communication, unopened, to one of the non-management and independent directors. The non-management director will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management directors and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

MEETING ATTENDANCE

The Board of Directors held six meetings in 2007. During 2007, all of our directors attended at least 75% of the total number of meetings of the Board of Directors and any committee on which he or she served during the periods that he or she served. Westlake encourages its directors to attend the annual meeting of stockholders. Six directors attended our annual meeting of stockholders in 2007.

COMPENSATION OF DIRECTORS

Directors who are also full-time officers or employees of Westlake or affiliates of our principal stockholder receive no additional compensation for serving as directors. All other directors receive an annual retainer of $55,000. The Audit Committee chairman receives an additional annual retainer of $12,500 and the Compensation Committee chairman and Nominating and Governance Committee chairman each receive an additional $7,500.

Under the 2004 Omnibus Incentive Plan (the “2004 Plan”), the Board of Directors, effective August 17, 2007, authorized the issuance of 922 shares of restricted stock to each outside director. The shares of restricted stock will vest in three equal installments on August 17, 2008, 2009 and 2010, subject to the grantee’s continuous position as a director of Westlake. In addition, effective August 17, 2007, the outside directors received options to purchase 1,920 shares of common stock with a strike price of $27.125. These options vest in four equal installments on August 17, 2008, 2009, 2010 and 2011, subject to the grantee’s continued position as a director of Westlake.

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Option Awards(2) ($)		All Other Compensation(3) ($)	Total ($)
E. William Barnett	$59,375	$11,337	(6)	$5,945	(7)	$214	$76,871
Robert T. Blakely	$65,625	$18,424	(8)	$9,693	(9)	$295	$94,037
Dorothy C. Jenkins	$55,000	$18,424	(10)	$9,693	(11)	$295	$83,412
Max L. Lukens	$60,625	$18,424	(12)	$9,693	(13)	$295	$89,037
H. John Riley, Jr. (4)	$4,583	$0		$0		$0	$4,583
Gilbert R. Whitaker, Jr. (5)	$30,000	$15,416	(14)	$7,863	(15)	$108	$53,387

(1)	These amounts represent the compensation cost recognized by us in 2007 related to restricted stock awards to our directors, calculated in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of the related valuation assumptions, please see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(2)	These amounts represent the compensation cost recognized by us in 2007 related to stock option awards to our directors, calculated in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of the related valuation assumptions, please see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(3)	All other compensation amounts represent dividend payments with respect to shares of restricted stock that were paid to the directors before the vesting of the shares.
(4)	Mr. Riley was elected as a director in November 2007.
(5)	Dr. Whitaker passed away on June 21, 2007.
(6)	Mr. Barnett was granted 922 shares of restricted stock in 2007 with a grant date fair value, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), of $25,009. As of December 31, 2007, Mr. Barnett had 1,476 shares of unvested restricted stock.
(7)	Mr. Barnett was granted stock options to purchase 1,920 shares of stock in 2007 with a grant date fair value, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), of $20,281. As of December 31, 2007, Mr. Barnett had 3,265 options outstanding.

(8)	Mr. Blakely was granted 922 shares of restricted stock in 2007 with a grant date fair value, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), of $25,009. As of December 31, 2007, Mr. Blakely had 1,737 shares of unvested restricted stock.
(9)	Mr. Blakely was granted stock options to purchase 1,920 shares of stock in 2007 with a grant date fair value, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), of $20,281. As of December 31, 2007, Mr. Blakely had 6,024 options outstanding.
(10)	Ms. Jenkins was granted 922 shares of restricted stock in 2007 with a grant date fair value, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), of $25,009. As of December 31, 2007, Ms. Jenkins had 1,737 shares of unvested restricted stock.
(11)	Ms. Jenkins was granted stock options to purchase 1,920 shares of stock in 2007 with a grant date fair value, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), of $20,281. As of December 31, 2007, Ms. Jenkins had 6,024 options outstanding.
(12)	Mr. Lukens was granted 922 shares of restricted stock in 2007 with a grant date fair value, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), of $25,009. As of December 31, 2007, Mr. Lukens had 1,737 shares of unvested restricted stock.
(13)	Mr. Lukens was granted stock options to purchase 1,920 shares of stock in 2007 with a grant date fair value, calculated in accordance with Statement of Financial Accounting Standards No. 123(R), of $20,281. As of December 31, 2007, Mr. Lukens had 6,024 options outstanding.
(14)	Dr. Whitaker was not granted restricted stock in 2007. As of December 31, 2007, the estate of Dr. Whitaker had 1,612 of vested restricted stock.
(15)	Dr. Whitaker was not granted stock options in 2007. As of December 31, 2007, the estate of Dr. Whitaker had 4,104 options outstanding.

We expect that the cash retainer for our independent directors will remain the same in 2008.

PROPOSAL 1—ELECTION OF CLASS I DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the Board of Directors be divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors constituting the Board of Directors, with each class to serve for a term of three years. The following nominees, each of whom is an incumbent Class I director and was nominated by our Nominating and Governance Committee, are proposed for election in Class I, to serve until the annual meeting of stockholders in 2011, or until their successors are elected and qualified:

•	Dorothy C. Jenkins

•	Max L. Lukens

Unless instructed otherwise, the Proxies will be voted for the election of the two nominees named above. If any nominee is unable to serve, Proxies may be voted for a substitute nominee selected by the Board of Directors, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS CLASS I DIRECTORS.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Class I Directors Serving Until 2011

Dorothy C. Jenkins (age 62). Ms. Jenkins has been a director since June 2003. For the past five years, Ms. Jenkins has managed her personal investments. She is also a member of the board of various civic and charitable organizations including the Polk Museum of Art, the John and Mable Ringling Museum of Art

Foundation, Inc. and Wellesley College. Ms. Jenkins is the sister of James Chao and Albert Chao. She is a graduate of Wellesley College and holds a B.S. in Mathematics with additional graduate studies in Mathematics at the University of South Florida.

Max L. Lukens (age 59). Mr. Lukens has been a director since August 2004. Mr. Lukens served as President and Chief Executive Officer of Stewart & Stevenson Services, Inc. until May 25, 2006 and prior to that served as its Chairman of the Board, from December 2002 to March 2004, and Interim Chief Executive Officer and President, from September 2003 to March 2004. He was also previously employed by Baker Hughes Incorporated from 1981 to January 2000, where he served as Baker Hughes’ Chairman of the Board, President and Chief Executive Officer from 1997 to January 2000. In addition, he currently serves on the Board of Directors and the Audit Committee of NCI Building Systems, Inc. Mr. Lukens was a Certified Public Accountant with Deloitte Haskins & Sells for 10 years and received both his B.S. and M.B.A. degrees from Miami University of Ohio.

OTHER DIRECTORS

Class II Directors Serving Until 2009

James Chao (age 60). Mr. Chao has been our Chairman of the Board since July 2004 and became a director in June 2003. From May 1996 to July 2004, he served as our Vice Chairman of the Board. Mr. Chao also has responsibility for the oversight of our Vinyls business. Mr. Chao has over 35 years of international experience in the chemical industry. In June 2003, he was named Chairman of Titan Chemicals Corp. Bhd and previously served as Titan’s Managing Director. He has served as a Special Assistant to the Chairman of China General Plastics Group and worked in various financial, managerial and technical positions at Mattel Incorporated, Developmental Bank of Singapore, Singapore Gulf Plastics Pte. Ltd. and Gulf Oil Corporation. Mr. Chao, along with his brother Albert Chao, assisted their father T.T. Chao in founding Westlake and served as Westlake’s first president from 1985 to 1996. Mr. Chao received his Bachelor of Science degree from Massachusetts Institute of Technology and an M.B.A. from Columbia University.

H. John Riley, Jr. (age 67). Mr. Riley was appointed as one of our directors on November 30, 2007. Mr. Riley served as Chairman of the Board of Directors of Cooper Industries, Ltd., from May 1996 until February 2006 and served as its Chief Executive Officer from September 1995 to May 2005. He was President of Cooper Industries, Ltd. from 1992 to 2004, its Chief Operating Officer from 1992 to 1995 and its Executive Vice President, Operations from 1982 to 1992. He was associated with Cooper Industries, Ltd. for more than 40 years. In addition, he currently serves as a director of Baker Hughes Incorporated, Allstate Corporation and Post Oak Bank, N.A. He is a trustee of the Museum of Fine Arts in Houston and a trustee of Syracuse University. Mr. Riley holds a B.S. in Industrial Engineering from Syracuse University. He also completed the Harvard University Advanced Management Program.

Class III Directors Serving Until 2010

E. William Barnett (age 75). Mr. Barnett has been a director since June 2006. Mr. Barnett has served for over four decades as an attorney specializing in commercial and antitrust law with Baker Botts L.L.P., from which he retired in 2004. He served as Managing Partner of the law firm from 1984 to 1998. Mr. Barnett has extensive public company and community-based board experience. He is currently a director of Reliant Energy, Inc. and Enterprise Products G.P. He is a member of the Audit Committee for both of these companies. Additionally, he is a former Chairman of the Board of Trustees of Rice University. Currently, he is Chairman of the Baker Institute Advisory Board at Rice University, director of the Greater Houston Partnership, and past Chairman and current director of the Houston Zoo, Inc. He is also a director of the Center for Houston’s Future and St. Luke’s Episcopal Health Systems and a Life Trustee of the University of Texas Law School Foundation. Mr. Barnett holds a B.A. from Rice University and LL.B. from the University of Texas-Austin.

Robert T. Blakely (age 66). Mr. Blakely has been a director since August 2004. Mr. Blakely served as Chief Financial Officer of the Federal National Mortgage Association (Fannie Mae) from January 2006 until August 2007. He served as Fannie Mae’s Executive Vice President from January 2006 until January 2008. His prior positions include: Executive Vice President and Chief Financial Officer of MCI, Inc. from April 2003 to January 2006; President of Performance Enhancement Group, Ltd. from July 2002 to April 2003; Executive Vice President and Chief Financial Officer of Lyondell Chemical Company from November 1999 to June 2002; Executive Vice President of Tenneco Inc. from 1996 to November 1999 and Chief Financial Officer from 1981 to November 1999; and Managing Director of Morgan Stanley & Co. from 1980 to 1981 and an employee from 1970. He currently serves on the Board of Directors of Natural Resource Partners L.P. and is a trustee of Cornell University. He has been a Trustee of the Financial Accounting Federation since January 2007. In addition, Mr. Blakely was a Member of the Financial Accounting Standards Advisory Council from 1999 to 2003. He holds a B.M.E. degree in mechanical engineering and a M.B.A. in business administration from Cornell University and a Ph.D. from the Massachusetts Institute of Technology.

Albert Chao (age 58). Mr. Chao has been our President since May 1996 and a director since June 2003. Mr. Chao became our Chief Executive Officer in July 2004. Mr. Chao has over 30 years of international experience in the chemical industry. In 1985, Mr. Chao assisted his father T.T. Chao and his brother James Chao in founding Westlake, where he served as Executive Vice President until he succeeded James Chao as President. He has held positions in the Controller’s Group of Mobil Oil Corporation, in the Technical Department of Hercules Incorporated, in the Plastics Group of Gulf Oil Corporation and has served as Assistant to the Chairman of China General Plastics Group and Deputy Managing Director of a plastics fabrication business in Singapore. He is also a director of Titan Chemicals Corp. Bhd. Mr. Chao is a trustee of Rice University. Mr. Chao received a bachelor’s degree from Brandeis University and an M.B.A. from Columbia University.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table lists information about the number of shares of common stock beneficially owned by each director, each named executive officer listed in the summary compensation table included later in this Proxy Statement, and all of our directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within 60 days.

All information in the table is as of April 3, 2008 and is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Directors and Named Executive Officers	Direct	Other		Percent of Class
E. William Barnett	2,089	0		*
Robert T. Blakely	5,629	0		*
M. Steven Bender	25,388	0		*
Albert Chao	113,491	46,005,277	(2)(3)	70.3
James Chao	105,807	46,005,277	(3)(4)	70.3
John D. Gibbons (5)	0	0		*
David R. Hansen	31,526	0		*
Dorothy C. Jenkins	10,629	46,005,277	(3)	70.1
Max L. Lukens	5,629	0		*
Wayne D. Morse	25,973	0		*
H. John Riley, Jr.	0	0		*
All directors and executive officers as a group (16 persons, including those listed above)	442,908	46,005,277		70.8%

*	Less than 1% of the outstanding shares of common stock.
(1)	None of the shares beneficially owned by our directors or officers are pledged as security.
(2)	Does not include common stock of the Company owned directly by James Chao and 20,000 shares of common stock owned by Albert Chao’s mother. Albert Chao shares a household with his mother and James Chao, but he disclaims beneficial ownership of these shares.
(3)	Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao. James Chao, Dorothy Jenkins, Albert Chao, TTWF LP and TTWFGP LLC share voting and dispositive power with respect to the shares of our common stock beneficially owned by TTWF LP. James Chao, Dorothy Jenkins and Albert Chao disclaim beneficial ownership of the 46,005,277 shares held by TTWF LP except to the extent of their respective pecuniary interest therein.
(4)	Does not include common stock of the Company owned directly by Albert Chao and 20,000 shares of common stock owned by James Chao’s mother. James Chao shares a household with his mother and Albert Chao, but he disclaims beneficial ownership of these shares.
(5)	Mr. Gibbons resigned on February 23, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth each person known to Westlake who is the beneficial owner of 5% or more of the outstanding shares of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
TTWF LP (1) 2801 Post Oak Boulevard Houston, Texas 77056	46,005,277	70.1%

Royce & Associates, LLC (2) 1414 Avenue of the Americas New York, NY 10019	6,227,810	9.5%

Franklin Resources, Inc. (3) One Franklin Parkway San Mateo, CA 94403-1906	3,937,100	6.0%

Third Avenue Management LLC (4) 622 Third Avenue, 32nd Floor New York, NY 10017	4,639,335	7.1%

(1)	Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao. TTWF LP and TTWFGP LLC each have shared voting power and shared dispositive power over 46,005,277 shares. As of April 3, 2008, James Chao had sole voting power and sole dispositive power over 74,633 shares, sole voting and no dispositive power over 31,174 shares, and shared voting power and shared dispositive power over 46,005,277 shares. Dorothy C. Jenkins had sole voting power and sole dispositive power over 8,892 shares, sole voting power and no dispositive power over 1,737 shares, and shared voting power and shared dispositive power over 46,005,277 shares. Albert Chao had sole voting power and sole dispositive power over 70,545 shares, sole voting and no dispositive power over 42,946 shares, and shared voting power and shared dispositive power over 46,005,277 shares. James Chao, Dorothy C. Jenkins and Albert Chao disclaim beneficial ownership of the 46,005,277 shares held by TTWF LP except to the extent of their respective pecuniary interest therein.
(2)	Based on Schedule 13G filed with the SEC on February 1, 2008. According to the filing, Royce & Associates, LLC, an investment adviser, has sole voting power and sole dispositive power over 6,227,810 shares and shared voting power and shared dispositive power over no shares.
(3)	Based on Schedule 13G filed with the SEC on February 4, 2008. According to the filing by Franklin Resources, Inc., which was joined by Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, Franklin Advisory Services, LLC, an investment advisor, has sole voting power over 3,877,300 shares, shared voting power over no shares, sole power to dispose over 3,937,100 shares and shared power to dispose no shares.
(4)	Based on Schedule 13G filed with the SEC on February 14, 2008. According to the filing, Third Avenue Management LLC has sole voting power and sole dispositive power over 4,639,335 shares and shared voting power and shared dispositive power over no shares.

COMPENSATION DISCUSSION AND ANALYSIS

A discussion and analysis of the Company’s executive compensation philosophy, objectives and underlying program is presented below. This discussion includes a review of the following:

•	Compensation Committee Oversight

•	Deliberative Process

•	Use of Third-Party Consultants

•	Compensation Philosophy and Program Objectives

•	Elements of the Program; Internal Pay Equity

•	Post-Employment Programs

•	Employment Agreements and Change-in-Control and Severance Arrangements

•	Deferred Compensation

Compensation Committee Oversight

The Board of Directors has established a Compensation Committee (the “Committee”) to review and provide oversight of the compensation programs of the Company and the compensation of the Principal Executive Officer (the “PEO”), the other officers named in the Summary Compensation Table (together with the PEO, the “Named Executive Officers” or the “NEO’s”) and other employees designated as executives of the company (collectively, the “Executives”).

Since Westlake is considered to be controlled by its principal stockholder under New York Stock Exchange rules, all Committee members are not required to be independent as defined by the listing standards of the New York Stock Exchange. The Committee is currently composed of two independent board members, one of whom serves as the Committee’s chair, and two non-independent members of the Board, one of whom is the President and CEO and the other of whom is the sister of the President and CEO and the Chairman of the Board.

The Committee operates under the provisions of a charter and meets periodically throughout the year. The Committee’s duties include the following:

•

reviewing and approving the corporate goals and objectives relevant to the PEO’s compensation annually, evaluating the PEO’s performance in light of the goals and objectives and determining the PEO’s compensation level based upon the performance evaluation and other relevant factors;

•	reviewing and approving the PEO’s assessment of, and compensation recommendations for, the NEO’s and other Executives;

•	administering and making recommendations to the Board with respect to the design of the Company’s incentive compensation plans, equity-based plans and other compensation and benefit plans;

•	reviewing and making recommendations to the Board with respect to the fees and other compensation received by directors and board committee members;

•	reviewing matters related to the succession plan for the PEO and other Executives of the Company;

•	reviewing and approving employment agreements for Executives and change-in-control protection offered to employees of the Company; and

•	producing a compensation committee report to be included in the annual proxy statement of the Company as required by applicable rules and regulations.

Compensation Consultant

To assist the Committee in respect of its oversight responsibilities, the Committee periodically utilizes the services of independent third-party compensation and accounting consultants to conduct compensation surveys and determine compensation trends, analyze and assess the Company’s compensation systems and programs, review current legal, accounting and administrative matters associated with executive compensation and offer opinions as to the effectiveness and competitiveness of the program. In this regard, beginning in 2005 and continuing to the present, the Committee has engaged the services of Towers Perrin as its compensation consultant to advise the Committee on matters relative to executive compensation. Towers Perrin assists the Committee by providing comparative market data on compensation programs and practices of peer competitors, the broader-based chemical industry and general industry programs. In addition, Towers Perrin also assists the Company with general compensation consultation regarding positions other than the NEO’s to include benchmarking compensation and benefit programs among the chemical industry, general industry and local companies as required.

The Deliberative Process

In establishing target executive compensation, the Committee has selected a set of peer group companies (the “Peer Group”) that is used as one of the benchmarks in helping to establishing executive compensation targets. The companies that comprise the Peer Group are selected annually from among companies within the chemical industry of relative comparable size to Westlake, with executive positions of similar scope and responsibility and from among companies with which Westlake may compete for executive talent. The following companies make up the current Peer Group utilized by the Committee in 2008: Albemarle Corporation, Cabot Corporation, Celanese AG, Chemtura Corporation, Cytec Industries Inc., Eastman Chemical Company, FMC Corporation, Georgia Gulf Corporation, Hercules Incorporated, Huntsman Corporation, Kronos Worldwide, Inc., The Lubrizol Corporation, The Mosaic Company, Nalco Holding Company, Olin Corporation, PolyOne Corporation, Rockwood Holdings, Inc., Tronox Incorporated, Wellman, Inc. and W.R. Grace & Co. Lyondell Chemical Corporation was included in the Peer Group in the previous year but the Committee excluded it for 2008 as a result of its acquisition by Basell Industries AF whose market cap and revenue size would be too large to be included in Westlake’s Peer Group. Among the Peer Group, Westlake is approximately at the median of the group in revenue and market capitalization based upon year-end 2007 data. In addition to referring to the Peer Group, each year Towers Perrin utilizes data from other companies that participate in the broader chemical industry as well as the industry-at-large based on Towers Perrin’s proprietary general industry and chemical databases in establishing their survey data. This survey data is used in conjunction with the Peer Group data to help validate the relative market findings and more specifically to consider market pricing for positions for which there are limited Peer Group data and/or for positions that are not industry-specific and for which the Company would need to recruit on a broader basis, e.g., General Counsel, Chief Financial Officer, etc. Finally, in establishing the target executive compensation, the Committee takes a total compensation view to include base pay, cash bonuses and long-term incentive and equity awards, so that as long as the composite total compensation of an NEO is competitive with the Peer Group and appropriate market benchmarks, individual components may fall below or above those of the Peer Group or benchmarks. In conducting its survey of the Peer Group and such other companies in the broader chemical or general industry (the “Market Survey”), Towers Perrin reports directly to the Committee on each of these component pieces and on a composite total compensation basis.

The Committee meets annually in February to specifically address the compensation of the PEO, other NEO’s and other Executives. During this meeting, the Committee reviews the achievement of the Company’s goals and objectives, including the Company’s performance relative to its competitors within the commodity chemical industry with similar products and markets as the Company, and the Committee reviews the Market Survey provided by Towers Perrin as well as individual performance factors from the PEO in setting and approving the NEOs’ compensation. During this deliberation, the PEO is excused from the meeting to allow the other members of the Committee to deliberate independently regarding the PEO’s compensation. The PEO then presents his recommendations to the Committee regarding the compensation to be provided to the other NEO’s and other executive officers. The PEO and the Committee, after considering data from the Market Survey from Towers Perrin and individual performance factors from the PEO, set the compensation for these Executives.

Compensation Philosophy and Program Objectives

The Company has designed and maintains a comprehensive executive compensation program as a means of:

•	attracting, rewarding and retaining top executive talent in support of the Company’s vision, mission and objectives;

•	maintaining market competitiveness with the Company’s peer group compensation programs and practices;

•	encouraging and rewarding the achievement of specific individual, business segment and corporate goals and objectives;

•

placing a significant portion of total compensation at risk through variable pay components, including upside potential where targeted objectives are exceeded, to promote management action to create added value;

•	aligning management interests with the interests of the stockholders and providing return to the stockholders above the invested cost of capital through the use of EVA; and

•	balancing short-term objectives with long-term strategic initiatives and thinking through the design of both short-term and long-term pay programs.

Elements of The Program; Internal Pay Equity

The Company’s executive compensation program contains a combination of both short-term and long-term elements designed to reward and encourage near-term goal accomplishment as well as to reward and encourage long-term strategic thinking and actions that benefit the Company and its stockholders. These combined elements, in tandem with employee benefits and a limited number of perquisites, form the basis of Westlake’s total compensation system. These elements have been chosen as the compensation components designed to allow the Company to adhere to the above stated compensation philosophy and program objectives which include remaining “market competitive” with its peers in the chemical industry and the broader market for executive talent. To help determine the components of the program, their relative weighting and the size of the awards, the Committee uses the services of Towers Perrin to conduct the Market Survey. Each element has been allocated in the total compensation package to work in harmony with the other elements in an attempt to find a balance between short-term and long-term rewards as well as cash and non-cash forms of payment. Further, the total compensation program seeks to place a significant amount of pay “at risk” through the use of variable pay elements. The Committee determines that based on the Market Survey and their broad corporate-wide responsibilities, the PEO and the Chairman, as compared with other NEO’s, should receive a higher portion of their compensation from “at risk” components (as a percentage of total compensation) given their ability to influence the Company performance as the heads of the Company and the desire of the Committee to further align the interests of the PEO and the Chairman with those of the stockholders. The relative difference in pay between the PEO and the Chairman primarily reflects the difference in job scope and responsibility between the two and based on the Market Survey data. The relationship in pay among the other NEO’s is driven by variation in job scope and level of responsibility, Market Survey data and individual performance.

Executive Performance

On an annual basis as the Committee meets to set the target compensation for the PEO, other NEO’s and other Executives, the Committee considers the responsibility and scope of the individual job assignments as well as the Executive’s performance of his or her job against predetermined goals and objectives. As a first step, the PEO provides his evaluation of each Executive culminating in the assignment of a numerical Individual Performance Factor (“IPF”) ranging from 80 to 120. This factor is based upon the achievement of specific goals and objectives and an assessment of the Executive’s individual contribution and effort and a variety of managerial success factors, including: values and ethics, communications, leadership and vision, fiscal management, people management, teamwork, commitment to health, safety and environmental matters, and problem solving. Secondly, the Committee can make its own assessment of each Executive based upon the interaction Committee members have had with the Executive throughout the year. Lastly, once the Committee considers all of these factors in tandem with the Market Survey, the Committee establishes the compensation target for each element of the total compensation program.

Base Pay—This element is the principal cash compensation component of the Company’s program and is designed to provide the Executive with a market-competitive minimum level of compensation. In setting base pay rates for the PEO, other NEO’s and other Executives for 2008, the Committee considered the description of the position, the Market Survey, the scope and range of responsibility, accountability and business impact of the position. To assist it in setting these rates, the Committee used as the basis for its assessment the Market Survey to aid it in evaluating and matching the positions with the market and setting fair-market competitive base pay targets. In setting base pay rates for Executives, the Committee has determined that, based on advice of Towers Perrin, the base pay of the Executives can generally be considered as competitive if targeted to be within 90% to 110% of the 50th percentile of the market depending on the performance of the individual executive, the magnitude of adjustments deemed necessary by the Committee to ensure retention of the executive and the performance of the Company. The Committee also recognizes that market pricing is an inexact science, and that base pay above or below that range may be required to meet market demand or to recognize individual performance or experience levels. None of the NEOs are above 110% of the 50th percentile. The Committee does not set forth a specific fixed target percentage for any of the NEO’s but rather works to move all NEO’s to be within the range at its discretion based upon market and performance factors. Base pay is evaluated on an annual basis using then current market information and the Committee may authorize an adjustment to:

•	ensure that the Executive’s current base pay is within the acceptable target level as determined by the Committee;

•	recognize individual performance and contributions; or

•	recognize changes in responsibility or the scope of the Executive’s position.

For information on the salaries paid to the PEO and the other NEO’s during 2007, see “Executive Compensation—2007 Summary Compensation Table”. In February 2008, the Committee approved the following increases in base salaries for the following NEO’s from the previous year’s base salaries: from $740,000 to $770,000 for Mr. Albert Chao, from $530,000 to $577,000 for Mr. James Chao, from $310,000 to $322,000 for Mr. Morse, from $295,000 to $311,000 for Mr. Hansen, and from $280,000 to $330,000 for Mr. Bender. These increases in base salaries reflected the IPFs of each NEO (reflecting the fact that the Committee determined that all NEO’s performed above expectation in 2007), and adjustments needed to maintain market competitiveness based on the Market Survey. In recognition of Mr. Bender’s promotion to Senior Vice President and his individual accomplishments and experience, he received a larger proportional increase in base pay. The Chairman also received a larger proportional increase in base pay designed to better align his base pay with the base pay of executives in similar roles as indicated by the Market Survey.

Cash Incentive Plans—Each Executive is eligible to be considered to receive payments from the Company’s EVA Management Incentive Plan (“EVAIP”) and Quarterly Incentive Plan (“QIP”). These short-term, annual or quarterly cash awards are tied directly to important financial and operational goals and metrics and are designed to focus management’s attention on important near-term actions that will also lead to long-term success of the organization. The bonus potential of these plans has been designed to serve as a significant incentive for continuous improvement and to provide compensation opportunities that are competitive within the market with an emphasis on the Company’s peers within the chemical industry.

The EVAIP is an annual performance-based cash bonus which is awarded on the basis of achievement of an EVA target for a particular year. EVA is the principal financial metric used by the Company by which business performance and opportunities are evaluated. EVA is equal to the net operating profit after tax less a capital charge (an amount equal to the capital of the business times the cost of the capital) and is used to determine economic profit. An achievement of an EVA target means that management is providing returns to the stockholders above their invested cost of capital. Thus, when management is rewarded for achieving a particular EVA target, its interests are then aligned with the interests of the stockholders.

Under the terms of the EVAIP, a target bonus percentage is established by the Committee for the PEO, other NEO’s and other Executives generally ranging from 30% to 80% of base pay (as of December 31st of the previous year) depending on the position, level and range of responsibility. In establishing the target bonus, the Committee reviews the Market Survey with respect to the PEO, and reviews the PEO’s recommendations and the Market Survey with respect to the other NEO’s. The Committee increased the target bonuses from 2007 to 2008 based on bonuses for similarly situated executives at companies in the Market Survey, as follows:

	2007	2008
• Mr. Albert Chao	75%	80%
• Mr. James Chao	75%	80%
• Mr. Morse	45%	50%
• Mr. Bender	45%	50%
• Mr. Hansen	45%	45%

EVAIP bonus payments are based on the following factors:

•

EVA Target: The EVA target is equal to the EVA required to provide a return at or above the weighted average cost of capital (“WACC”) for the Company, currently set at approximately 9%. For the purpose of determining the EVAIP for each Executive assigned to a business segment, a weight of 80% of the EVA actually achieved by the Executive’s respective business segment to the extent he or she principally supports either business segment is applied, and a weight of 20% of the consolidated EVA achieved by the Company. If the Executive has a corporate assignment (such as finance, administration or legal), his or her target is based on the consolidated EVA of both the olefins and the vinyls segments.

•

The non-financial factors (“NFF”): At the beginning of each year, the Committee establishes, based on recommendations by management, specific performance-based targets for the achievement of objective and measurable goals for certain NFF for each of the major operating units within the respective business segments and the applicable corporate staff assignments such as accounting, human resources and information technology. Some of the most common targets include reducing OSHA recordable accidents at plant locations, meeting budgeted production levels and/or sales volumes, ensuring that operating costs are at or below budgeted levels and meeting product quality targets. Thus, the calculation of the NFF factor applied to the EVAIP is dependent upon the attainment of goals relative to his or her respective business segment or corporate assignment.

•	The IPF (individual performance factors): previously described above. The Committee determined that all of the NEO’s performed above expectations in 2007.

The target EVA bonus is referred to as 1X, meaning that if returns equal the WACC, the Executive would be eligible for a bonus equal to one times the target bonus percentage. If the actual EVA achievement was higher or lower than WACC, a higher or lower bonus would be paid. The increase or decrease to the target bonus percentage is directly proportional to the percentage increase or decrease of the EVA target. A weight of 90% toward the final declared bonus calculation is attributed to the EVA target.

A weight of 10% toward the final declared bonus calculation is attributed to the NFF, which is used as another factor to calculate the final bonus. The NFF is included in the bonus structure to focus management’s attention on important operational and tactical goals and objectives which ultimately impact the success of the organization and add to stockholder value. If 75% or more of the NFF factors have been met, the Executives receive the entire weight of 10%. If less than 75% of the NFF factors have been met, the Executives receive a proportional reduction in the 10% weight.

Lastly, the EVA bonus is multiplied by the IPF as a modifier.

In compliance with the tax requirements for deductibility of performance-based compensation, each Executive’s potential maximum performance-based cash bonus under the EVAIP is determined based on objective performance criteria. In the past, the Committee has not exercised its discretion to reduce amounts under the EVAIP. Due to changes in the EVAIP in 2008, which will apply to bonuses paid in 2009, the target bonus for an Executive under the EVAIP will be calculated to assume full achievement of the IPF and NFF factors, and the final declared bonus will be adjusted downward, if necessary, to reflect actual IPF and NFF factors achieved. The Committee retains the sole discretion to reduce the amount of an Executive’s actual bonus based on any other factors the Committee deems appropriate.

The Company has established a system under the EVAIP whereby one-third of the sum of the beginning-of-year EVAIP bonus balance and the current year’s declared bonus is paid in the form of a cash payment each year. The remaining balance is carried forward as the beginning balance for the next year. The Company established this system to provide a smoothing of bonus payments to the participants given the cyclical nature of the commodity chemical business. Thus, in years where the declared EVA bonus is very high, only a portion of the bonus is paid to allow for a balance to be available in years in which the industry cycle is on the downside. An Executive must be an active employee on the Company’s payroll on the day of the payment of the EVA bonus for a bonus payment to be made. If the Executive voluntarily terminates employment, no EVAIP bonus balance existing at the time of his or her departure will be paid.

For 2007 approximately 0.95X was added to the EVA bonus system for each of the NEO’s based upon the Company’s returns compared with the targeted return. In 2007, the NFF targets were met for each of the NEO’s to allow for the full 10% weight to be applied to bonus calculation for each of the NEO’s. The EVAIP payment for 2007 was 1.43X for Mr. Albert Chao and Mr. James Chao, 1.42X for Mr. Morse, 1.47X for Mr. Hansen and 1.26X for Mr. Bender. The award to Mr. Bender was lower than the other NEO’s owing to the fact that Mr. Bender joined the Company in 2005 and just recently began to build his EVA bank.

The EVAIP payments are typically made in March of each year.

The QIP is a short-term cash incentive paid to all eligible employees and Executives on a quarterly basis for the achievement of short-term operating goals for their respective departments, units or operations that are similar to the factors that make up the NFF in the EVAIP. For example, the targets for an operating unit under either the olefins or the vinyls business segment include goals for x pounds of production at a prescribed cost per pound, with a goal to limit or reduce safety and environmental incidents and to improve product quality. The QIP award for NEO’s with corporate assignments is based upon keeping operating expenses within budgeted amounts for the applicable corporate departments and a weighted average of the NFF for each of the business segments. All of the goals are established and weighted by management and approved by the PEO at the beginning of each year and are measured each quarter to determine the level of goal achievement and the amount of payment to be made. The goal-setting process includes the establishment of targets that seek to foster continuous improvement in all aspect of the Company’s operations and in any given year to focus on the most important elements facing the operations at the time. The targeted quarterly payment under these plans for the NEO’s is 2% of base pay per quarter or 8% on an annual basis. These target percentages reflect similar percentages for almost all similarly situated employees at Westlake, including operators and clerical staff who may need more frequent incentives to achieve certain short-term quarterly goals for their business segments. Actual payment is based upon the rate of actual goal achievement: in other words, if 60% of the quarterly targets were met, then 60% times 2% would be paid, or 1.2%.

Long-term Incentives (“LTI”)—A long-term, equity-based incentive program has been adopted by the Board of Directors to 1) foster a long-term view of the business, 2) assist in retaining and rewarding Executives for their efforts and achievements, and 3) provide management with an ownership interest in the Company to further help to align their actions with those of the stockholders. In this regard the Board has adopted, and the stockholders have approved, the 2004 Plan to provide for the reservation and allocation of shares of the Company’s common stock to be used for executive compensation. Under the terms of the 2004 Plan, the Company may grant Executives a variety of forms of stock-based compensation. At present the Company has chosen to provide awards of non-qualified stock options and restricted stock on an annual basis. In determining the targeted LTI award, the Committee utilizes the same deliberative process as earlier described for base pay and cash incentives. The Committee reviews the Market Survey and recommendations from Towers Perrin and the PEO, then sets a LTI target for each of the NEO’s, which is a percentage based upon each of their base pay as of December 31 of the previous year. As with other elements of the Company’s compensation program, the size of these awards is based upon the level and scope of the Executive’s job, the performance of the individual and competitive market forces. The Committee determined that to be competitive with relevant companies set forth in the Market Survey, the LTI targets should be no less than 80% of the median of long-term incentives for the PEO and the other NEO’s in each of his job description with similarly situated executives at companies in the Market Survey. The Committee increased the LTI target of Mr. Bender as a result of his promotion to Senior Vice President and in consideration of the Market Survey. For more information on LTI awards granted to the NEO’s in 2007, please see “Executive Compensation—2007 Grants of Plan-Based Awards”.

The LTI targets (each as a percentage of base pay for a NEO) set for the PEO and the other NEO’s by the Committee for 2007 and 2008 are as follows:

	2007	2008
• Mr. Albert Chao	150%	155%
• Mr. James Chao	150%	155%
• Mr. Morse	60%	65%
• Mr. Bender	45%	65%
• Mr. Hansen	50%	55%

The LTI awards for the PEO, other NEO’s and other Executives are split, based on grant date fair value of the Company’s stock price at the time of grant, at the rate of 50% stock options and 50% restricted stock. The Committee has chosen to provide both stock options and restricted stock in this 50%/50% ratio to recognize the unique characteristic of each award type. While both awards provide management with an incentive to help grow the value of the Company and the corresponding value of the stock, options may experience more volatility over the term of the award and the Executives may receive no compensation if the market price for the options never exceeds the strike price following vesting of the options. On the other hand, restricted stock awards put direct shares into the hands of management and give them a more direct line of sight to the potential value they might realize. Thus, the equal split of awards for options and restricted shares is designed to provide a balanced award.

Stock Options—Under the provisions of the 2004 Plan, the Company may grant stock options to executive and senior management personnel. The Company typically grants these awards annually during the first quarter of the year in conjunction with the first Board of Directors meeting of the year. The grant price for these awards is based upon the mean of the high and low market price for shares of the Company’s common stock on the date of the award as approved by the Board of Directors. All annual stock options granted by the Company to date have had a 10-year term with a three- or four-year ratable vesting period. The Company has not made any post-award adjustments in grant dates or grant prices.

Restricted Stock—As with stock options, the Company typically grants awards of restricted stock annually during the first quarter of the year in conjunction with the first Board of Directors meeting of the year. Awards that the Company granted prior to 2007 vested over a three-year period at a rate of 1/3 per year. The awards granted by the Company in 2007 and 2008 will vest 100% at the end of three years as a means of strengthening the Company’s overall executive retention efforts.

Supplemental LTI—In February 2007, the Committee, in consultation with the PEO and in consideration of the Market Survey, approved a one-time supplemental LTI award to the NEO’s and certain other Executives (excluding the PEO and the Chairman of the Board) to enhance the Company’s overall ability to incentivize and retain its senior executives in view of the increasing competitive market for executive talent. This award included grants of stock options and restricted stock which are exercisable in equal installments of 50% on February 23, 2012 and 50% on August 23, 2016. All such awards expire on February 23, 2017. Mr. Morse was awarded 15,357 stock options and 7,909 shares of restricted stock. Mr. Hansen was awarded 23,036 stock options and 11,863 shares of restricted stock. Mr. Bender was awarded 30,714 stock options and 15,818 shares of restricted stock.

Perquisites—All Executives are eligible for a Company-paid membership in a local dining and/or athletic club and a Company-paid annual physical examination. These perquisites are provided as further means to attract and retain Executives, to provide Executives with access to facilities that may also be used for business entertainment and to promote personal health and wellness.

Post-Employment Programs—Executives are eligible for participation in the same retirement, pension and post-retirement benefit programs as all employees within their respective business units. The Company does not provide any supplemental executive retirement or pension benefit. The Company’s primary retirement benefit is the Westlake Savings Plan, a 401(k) defined contribution plan, and participating employees, including Executives, are eligible for a matching contribution from the Company based upon the plan provisions. Additionally, the Company provides an annual contribution to the plan for all eligible employees and Executives equal to 5% (2007) or 6% (2008) of their annualized base pay up to the IRS limits ($225,000 for 2007 and $230,000 for 2008). The Company sponsors one legacy defined-benefit pension plan for salaried employees as a result of an acquisition from Goodrich Corporation. One NEO, Mr. Wayne Morse, a former employee of Goodrich Corporation, currently participates in this plan under the same terms and conditions applicable to all eligible former salaried employees of Goodrich Corporation who became employees of the Company. This plan was frozen to new entrants as of January 1, 1997. For more information on this plan, see “Executive Compensation—2007 Pension Benefits”.

Employment Agreements and Severance & Change in Control Arrangements—The Company does not generally enter into employment agreements with Executives; however, each Executive is typically provided an offer letter of employment containing the principal elements of the employment arrangement, including the compensation features. None of these offer letters currently contains a provision for payments upon a change-in-control. However, in a limited number of cases, some Executives are provided a severance benefit in the event of involuntary termination without cause. In these cases, the benefit ranges up to a maximum of 12 months of base pay. For more information, see “Executive Compensation—Employment Agreements”.

Deferred Compensation Programs—The Company has no deferred compensation programs except for the standard provisions of the Company’s 401(k) plan and provisions of Section 125 of the Internal Revenue Code whereby salary is reduced for taxation since the 401(k) contributions are made by employees on a pre-tax basis, thereby reducing their salary and taxable income.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2008 annual meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, each as filed with the Securities and Exchange Commission.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

Max L. Lukens, Chairman

Albert Chao

Dorothy C. Jenkins

H. John Riley, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Albert Chao and Dorothy C. Jenkins are members of the Compensation Committee and are not “independent” as defined by the listing standards of the New York Stock Exchange. Max L. Lukens and H. John Riley, Jr. are also members of the Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe all stock transaction reports required to be filed with the SEC under Section 16(a) of the Securities Exchange Act of 1934 in 2007 were timely filed by all directors, officers and beneficial owners of more than 10% of our common stock, except for a late Form 4 filing by M. Steven Bender to report the sale of 114 shares of Westlake stock and a late Form 4 filing by each of Dorothy C. Jenkins and E. William Barnett to report option grants and restricted stock awards.

EXECUTIVE COMPENSATION

The following tables provide information regarding the compensation awarded to or earned during 2007 by the NEO’s.

2007 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Albert Chao	2007	$723,333	$—	$240,600	$215,711	$840,616	$—	$22,078	$2,042,338
President and Chief Executive Officer	2006	$608,333	$—	$134,878	$168,726	$830,280	$—	$20,059	$1,762,276

James Chao	2007	$520,016	$—	$176,534	$161,987	$602,205	$—	$21,146	$1,481,888
Chairman	2006	$446,667	$—	$98,910	$129,686	$609,733	$—	$19,608	$1,304,604

M. Steven Bender	2007	$267,505	$—	$94,858	$80,162	$175,530	$—	$19,454	$637,509
Senior Vice President, Chief Financial Officer and Treasurer

John D. Gibbons	2007	$87,915	$—	$—	$—	$—	$—	$11,173	$99,088
Former Senior Vice President and Chief Financial Officer(7)	2006	$252,500	$—	$10,417	$5,919	$13,271	$—	$89,021	$371,128

Wayne Morse	2007	$307,841	$—	$91,852	$87,331	$217,103	$117,827	$9,599	$831,553
Senior Vice President, Vinyls	2006	$292,500	$—	$34,949	$50,308	$233,698	$108,035	$7,813	$727,303

David R. Hansen	2007	$292,178	$—	$97,306	$107,348	$212,879	$—	$21,317	$731,028
Senior Vice President, Administration	2006	$271,667	$—	$27,958	$65,673	$200,106	$—	$18,705	$584,109

(1)	See “Compensation Discussion and Analysis—Elements of the Program; Internal Pay Equity—Base Pay” for more information on base salary.
(2)

These amounts represent the compensation cost recognized by us in applicable related to restricted stock awards to our named executive officers, calculated in accordance with Statement of Financial Accounting

Standards No. 123(R). For a discussion of the related valuation assumptions, please see Note 9 (2007) or Note 2 (2006) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 and December 31, 2006, respectively.

(3)	These amounts represent the compensation cost recognized by us in applicable related to stock option awards to our named executive officers, calculated in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of the related valuation assumptions, please see Note 9 (2007) or Note 2 (2006) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 and December 31, 2006, respectively.
(4)	The amounts represent the sum of (A) a QIP quarterly incentive bonus amount earned in the applicable year and (B) an EVAIP payout with respect to such year. See “Compensation Discussion and Analysis—Elements of the Program; Internal Pay Equity—Cash Incentive Plans” for more information on these non-equity incentive awards.
(5)	The amount represents the change in actuarial present value of the accumulated present value of the accumulated benefit under our defined benefit plan at the end of any applicable year, as computed to the end of the year immediately preceding year.
(6)	The amounts include the following in 2007:

	Westlake Matching Contributions to 401(k) Savings Plan and Additional Contributions of 5% of Annualized Base Pay (Up to $225,000 In 2007)	Term Life Insurance Premiums	Cash Dividends on Unvested Restricted Stock and Other Cash Compensation	Perquisites ($)
Albert Chao	$18,000	$576	$3,502	$—
James Chao	$18,000	$576	$2,570	$—
M. Steven Bender	$15,425	$576	$3,453	$—
John D. Gibbons	$252	$96	$0	$10,825	(8)
Wayne D. Morse	$6,750	$576	$2,273	$—
David R. Hansen	$17,908	$576	$2,833	$—

The amounts include the following in 2006:

	Westlake Matching Contributions to 401(k) Savings Plan and Additional Contributions of 5% of Annualized Base Pay (Up to $220,000 In 2006)	Term Life Insurance Premiums	Cash Dividends on Unvested Restricted Stock	Moving Expenses
Albert Chao	$17,600	$768	$1,691	—
James Chao	$17,600	$768	$1,240	—
John D. Gibbons	$542	$512	$166	$87,801
Wayne D. Morse	$6,600	$768	$445	—
David R. Hansen	$17,581	$768	$356	—

(7)	Mr. Gibbons joined the Company in March 2006 and left in February 2007.
(8)	This amount consists of an initiation fee of an athletic club paid by the Company on behalf of Mr. Gibbons in February 2007.

2007 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Albert Chao	2/23/2007	—	—		—	—	—	—	10,123	—	—	$319,988
	2/23/2007	—	—		—	—	—	—	—	21,090	$31.61	$264,258
		—	$555,000	(3)	—	—	—	—	—	—	—	—
		—	$59,200	(4)	—	—	—	—	—	—	—	—
James Chao.	2/23/2007	—	—		—	—	—	—	7,434	—	—	$234,989
	2/23/2007	—	—		—	—	—	—	—	15,488	$31.61	$194,065
		—	$397,500	(5)	—	—	—	—	—	—	—	—
		—	$42,400	(6)	—	—	—	—	—	—	—	—
M. Steven Bender	2/23/2007	—	—		—	—	—	—	1,135	—	—	$35,877
	2/23/2007	—	—		—	—	—	—	—	2,364	$31.61	$29,621
	2/23/2007	—	—		—	—	—	—	15,818	—	—	$500,007
	2/23/2007	—	—		—	—	—	—	—	30,714	$31.61	$384,846
		—	$126,000	(7)	—	—	—	—	—	—	—	—
		—	$22,400	(8)	—	—	—	—	—	—	—	—
Wayne D. Morse	2/23/2007	—	—		—	—	—	—	2,349	—	—	$74,252
	2/23/2007	—	—		—	—	—	—	—	4,894	$31.61	$61,322
	2/23/2007	—	—		—	—	—	—	7,909	—	—	$250,003
	2/23/2007	—	—		—	—	—	—	—	15,357	$31.61	$192,423
		—	$139,500	(9)	—	—	—	—	—	—	—	—
		—	$24,800	(10)	—	—	—	—	—	—	—	—
David R. Hansen	2/23/2007	—	—		—	—	—	—	1,979	—	—	$62,556
	2/23/2007	—	—		—	—	—	—	—	4,123	$31.61	$51,661
	2/23/2007	—	—		—	—	—	—	11,863	—	—	$374,989
	2/23/2007	—	—		—	—	—	—	—	23,036	$31.61	$288,641
		—	$132,750	(11)	—	—	—	—	—	—	—	—
		—	$23,600	(12)	—	—	—	—	—	—	—	—

(1)	Represents grants of QIP and EVAIP incentive awards. The amount shown in the “target” column represents the target percentage of each NEO’s 2007 base salary for each award. There is no “threshold” or “maximum” with respect to these awards. Please see “Compensation Discussion and Analysis—Elements of the Program; Internal Pay Equity—Long-Term Incentives” for more information regarding the QIP and EVAIP incentive awards.
(2)	Represents the full grant date fair value of the awards calculated in accordance with Financial Accounting Standards No. 123(R). For a discussion of the related valuation assumptions, please see Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.
(3)	EVAIP award based on a target percentage of 75% of Mr. Albert Chao’s base salary for 2007.
(4)	QIP award based on a target percentage of 8% of Mr. Albert Chao’s base salary for 2007.
(5)	EVAIP award based on a target percentage of 75% of Mr. James Chao’s base salary for 2007.
(6)	QIP award based on a target percentage of 8% of Mr. James Chao’s base salary for 2007.
(7)	EVAIP award based on a target percentage of 45% of Mr. Bender’s base salary for 2007.
(8)	QIP award based on a target percentage of 8% of Mr. Bender’s base salary for 2007.
(9)	EVAIP award based on a target percentage of 45% of Mr. Morse’s base salary for 2007.
(10)	QIP award based on a target percentage of 8% of Mr. Morse’s base salary for 2007.
(11)	EVAIP award based on a target percentage of 45% of Mr. Hansen’s base salary for 2007.
(12)	QIP award based on a target percentage of 8% of Mr. Hansen’s base salary for 2007.

2007 Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Fair Market Value of Shares of Stock That Have Not Vested(1) ($)
	Exercisable	Unexercisable
Albert Chao	44,400	—	(2)	$14.50	8/16/2014	—		—
	6,773	6,774	(3)	$27.22	8/31/2015	—		—
	2,378	7,136	(4)	$36.10	3/15/2016	—		—
	—	21,090	(5)	$31.61	2/23/2017	—		—
	—	—		—	—	2,928	(6)	$55,603
	—	—		—	—	3,863	(7)	$73,358
	—	—		—	—	10,123	(8)	$192,236
James Chao	35,300	—	(2)	$14.50	8/16/2014	—		—
	4,966	4,968	(3)	$27.22	8/31/2015	—		—
	1,744	5,233	(4)	$36.10	3/15/2016	—		—
	—	15,488	(5)	$31.61	2/23/2017	—		—
	—	—		—	—	2,147	(6)	$40,772
	—	—		—	—	2,833	(7)	$53,799
	—	—		—	—	7,434	(8)	$141,172
M. Steven Bender	1,308	1,964	(9)	$25.42	6/15/2015	—		—
	117	118	(3)	$27.22	8/31/2015	—		—
	230	692	(4)	$36.10	3/15/2016	—		—
	—	2,364	(5)	$31.61	2/23/2017	—		—
	—	30,714	(11)	$31.61	2/23/2017	—		—
	—	—		—	—	51	(6)	$968
	—	—		—	—	1,293	(10)	$24,554
	—	—		—	—	375	(7)	$7,121
	—	—		—	—	1,135	(8)	$21,554
	—	—		—	—	15,818	(12)	$300,384
Wayne D. Morse	4,834	—	(2)	$14.50	8/16/2014	—		—
	1,016	2,032	(3)	$27.22	8/31/2015	—		—
	475	1,428	(4)	$36.10	3/15/2016	—		—
	—	4,894	(5)	$31.61	2/23/2017	—		—
	—	15,357	(11)	$31.61	2/23/2017	—		—
	—	—		—	—	879	(6)	$16,692
	—	—		—	—	773	(7)	$14,679
	—	—		—	—	2,349	(8)	$44,608
	—	—		—	—	7,909	(12)	$150,192
David R. Hansen	7,767	—	(2)	$14.50	8/16/2014	—		—
	1,625	1,626	(3)	$27.22	8/31/2015	—		—
	380	1,142	(4)	$36.10	3/15/2016	—		—
	—	4,123	(5)	$31.61	2/23/2017	—		—
	—	23,036	(11)	$31.61	2/23/2017	—		—
	—	—		—	—	703	(6)	$13,350
	—	—		—	—	618	(7)	$11,736
	—	—		—	—	1,979	(8)	$37,581
	—	—		—	—	11,863	(12)	$225,278

(1)	Based on the closing price of our common stock on the New York Stock Exchange on December 31, 2007 ($18.99 per share).

(2)	These stock options vested in three equal installments on August 16, 2005, August 16, 2006 and August 16, 2007.
(3)	These stock options vest or vested in four equal installments on August 31, 2006, August 31, 2007, August 31, 2008 and August 31, 2009.
(4)	These stock options vest or vested in four equal installments on March 15, 2007, March 15, 2008, March 15, 2009 and March 15, 2010.
(5)	These stock options vest or vested in three equal installments on February 23, 2008, February 23, 2009 and February 23, 2010.
(6)	These shares of restricted stock vest or vested in three equal installments on August 31, 2006, August 31, 2007 and August 31, 2008.
(7)	These shares of restricted stock vest or vested in three equal installments on March 15, 2007, March 15, 2008 and March 15, 2009.
(8)	These shares of restricted stock will vest on February 23, 2010.
(9)	These stock options vest or vested in five equal installments on December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010.
(10)	These shares of restricted stock vest or vested in five equal installments in December 31, 2006, December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010.
(11)	These stock options will vest in two equal installments on February 23, 2012 and August 23, 2016.
(12)	These shares of restricted stock will vest in two equal installments on February 23, 2012 and August 23, 2016.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Albert Chao	—	—	4,858	$130,995
James Chao	—	—	3,563	$96,075
M. Steven Bender	—	—	668	$14,764
Wayne D. Morse	—	—	1,264	$33,981
David R. Hansen	—	—	1,012	$27,206

(1)	Based on the difference between the market price of our common stock on the date of exercise and the option exercise price.
(2)	Based on the market price of our common stock on the applicable vesting date.

2007 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During 2007 ($)
Albert Chao	—	—	—		—
James Chao	—	—	—		—
M. Steven Bender	—	—	—		—
Wayne D. Morse	Salaried Plan	40	$852,404	(1)	—
David R. Hansen		—	—		—

(1)	Represents the present value of accumulated benefits as of December 31, 2007 based on a 5.75% interest rate and the RP-2000 combined healthy male mortality table. For the purposes of calculating the change in actuarial present value of the accumulated benefit for Mr. Morse in our defined benefit plan as of December 31, 2007 compared to December 31, 2006 in the 2007 Summary Compensation Table, the same interest rate and mortality table were utilized for the December 31, 2006 amount.

The Company maintains the Westlake Salaried Employees’ Defined Benefit Plan and the Westlake Wage Employees’ Defined Benefit Plan, which cover substantially all of the salaried and all of the wage employees of one of our subsidiaries, respectively. Benefits for salaried employees are based primarily on years of service and the employees’ pay near retirement. Benefits for wage employees are based upon years of service and a fixed amount as periodically adjusted. We recognize the years of service prior to our acquisition of the facilities related to the subsidiary’s business for purposes of determining vesting, eligibility and benefit levels for certain employees of the subsidiary and for determining vesting and eligibility for certain other employees of the subsidiary. Mr. Morse is our only NEO who is eligible to participate in the Westlake Salaried Employees’ Defined Benefit Plan.

The present value of accumulated benefits under the Westlake Salaried Employees’ Defined Benefit Plan is based on the assumptions used for SFAS No. 132 financial accounting disclosure, except that we assume a retirement age of 65, which is the normal retirement age under such plan. It also assumes payment of the benefit under the basic form of allowance provided under such plan (payment for the life of the employee with five years certain).

Under such plan, the annual retirement benefit consists of the following:

(1)	1.15% of Mr. Morse’s “final average compensation” (as defined below) as of the date of retirement multiplied by the number of years of his credited service, plus

(2)	0.45% of Mr. Morse’s “final average compensation” in excess of “covered compensation” (as defined below) as of the date of his retirement multiplied by the number of years of his credited service (not to exceed 35 years), less

(3)	$43,936.68, which represents the frozen accrued benefits payable to Mr. Morse under the Goodrich Corporation pension plan.

This benefit calculation under the Westlake Salaried Employees’ Defined Benefits Plan includes service earned by Mr. Morse while employed at Goodrich Corporation. Therefore, the benefit accrued by Mr. Morse at Goodrich Corporation is used as an offset to such plan to avoid giving double credit for his Goodrich Corporation service.

The “final average compensation” is the average of the highest four consecutive calendar years of earnings. Earnings include W-2 compensation and amounts contributed under the provisions of the applicable employee benefit plan. Earnings exclude year-end profit sharing bonus, expatriate pay, relocation allowances and auto allowances. “Covered compensation” is the average of the taxable wage basis for the 35-year period ending with the calendar year in which an individual attains social security retirement age within the meaning of the Social Security Act. Credited service is calculated on actual years of service.

The plan allows participants to retire early after attaining the age of 55 and completing 10 years of service. The early retirement benefit is reduced 6% for each year early retirement precedes the age of 62. Mr. Morse is currently eligible for early retirement.

EMPLOYMENT AGREEMENTS

We entered into an agreement with Mr. Gibbons in March 2006, under which Mr. Gibbons agreed to serve as our Senior Vice President and Chief Financial Officer. Under the terms of the agreement, Mr. Gibbons’ base salary in 2006 was $325,000. He was also eligible for an annual cash bonus target of 40% of annual base salary under the EVAIP and a quarterly bonus of 2% of annual base salary under the provisions of the QIP. This agreement was terminated in February 2007 when Mr. Gibbons left our Company.

We have agreed with Mr. Morse that his annual base salary will be not less than $245,018 and have agreed to pay him for twelve months at his then current salary in the event of his involuntary termination, except in the case of cause, death, disability or retirement. A copy of Mr. Morse’s agreement has been filed as an exhibit to our Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under our Code of Conduct, each of our employees (including our NEO’s) is required to disclose to us and seek approval before undertaking any activity that could create a conflict of interest or the appearance of a conflict of interest between his or her personal interests and our interests. The members of our Board of Directors are also subject to the Code of Conduct. The Board of Directors is responsible for reviewing transactions between Westlake and other companies or organizations with which members of the Board of Directors may have affiliations.

The office space for our principal executive offices in Houston, Texas is leased, at market rates, from an affiliate, Westlake Post Oak Center, Ltd., under a lease that expires on February 28, 2010. Total annual payments under the lease in 2007 were approximately $1.4 million.

Effective July 1, 2004, Westlake Management Services, Inc. (WMS) and Titan Petrochemical & Polymers Berhad (now known as Titan Chemicals Corp. Bhd., or Titan), a Malaysian affiliate of our principal stockholder, entered into a service level agreement under which WMS provides services to Titan. The basic fee under the agreement is $0.5 million per year, plus additional reimbursements of actual costs, overhead, administrative fees, and/or profit margin for certain additional services. The original agreement expired on June 30, 2007, and the parties agreed to extend the term to June 30, 2008. WMS received approximately $777,000 for services under the agreement in 2007.

Both of the related party transactions set forth above have been approved by the Board of Directors.

PROPOSAL 2—RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2007. Although the ratification of the appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, our Board of Directors has decided to ask our stockholders to ratify this appointment. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider the appointment of another accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THIS APPOINTMENT BE RATIFIED.

PricewaterhouseCoopers LLP, or its predecessor, has served as our independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. If present, the representatives will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

For the years ended December 31, 2007 and 2006, we paid the following fees to PricewaterhouseCoopers LLP:

Fees	2007	2006
Audit fees (1)	$1,626,806	$2,277,450
Audit-related fees (2)	215,164	66,000
Tax fees (3)	399,983	557,443
All other fees (4)	8,655	4,199

Total fees billed	$2,250,608	$2,905,092

(1)	Audit fees represent fees billed for professional services rendered for the audits of our annual consolidated financial statements, statutory audits of our subsidiaries, audit of internal controls, quarterly review of our consolidated financial statements, reviews of documents filed with the SEC, registration statements and comfort letters.
(2)	Audit-related fees represent fees billed for professional services rendered for audits of employee benefit plans, attest services and accounting consultations.
(3)	Tax fees represent fees billed for professional services rendered for tax planning, tax advice and tax compliance.
(4)	All other fees include auditor-sponsored seminars and accounting research database licenses.

AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee has adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. Under the policy, pre-approval is generally provided for work associated with audit, review or attest engagements, tax and permissible non-audit services, including the fees and terms thereof, to be performed by the independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

REPORT OF THE AUDIT COMMITTEE

Four directors make up the Audit Committee of our Board of Directors: Robert T. Blakely (chairman), E. William Barnett, Max L. Lukens and H. John Riley, Jr.

During the course of performing its duties, the Audit Committee issued the following report.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm; and

•	the performance of the Company’s independent registered public accounting firm and internal audit function.

The Audit Committee charter is available on the Company’s Investor Relations Web site (www.westlake.com under “Investor Relations”).

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•

supervises the relationship between the Company and its independent registered public accounting firm, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accounting firm; and

•

oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

On December 31, 2007, the Audit Committee was comprised of Mr. Robert T. Blakely, Mr. E. William Barnett, Mr. Max L. Lukens and Mr. H. John Riley, Jr. Mr. Riley became a member of the Audit Committee on November 30, 2007. The Audit Committee met eight times during 2007. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors, in each case without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual and quarterly financial statements prior to their issuance. During 2007, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) (as modified by Statement on Auditing Standards No. 90), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which the Audit Committee has received.

The Audit Committee also reviewed and discussed with the Company’s management and the independent registered public accounting firm management’s report and PricewaterhouseCoopers LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all these reviews and discussions into account, the undersigned Audit Committee members recommend to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Robert T. Blakely, Chairman

E. William Barnett

Max L. Lukens

H. John Riley, Jr.

PROPOSAL 3—REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE

GOALS UNDER THE 2004 OMNIBUS INCENTIVE PLAN

2004 OMNIBUS INCENTIVE PLAN

Our Board of Directors adopted, and in 2004 our sole stockholder approved, the 2004 Plan, effective as of August 16, 2004.

Reapproval of Material Terms of Performance Goals

Section 162(m) of the Internal Revenue Code limits our ability to deduct for federal income tax purposes any compensation in excess of $1 million paid to our Chief Executive Officer and our four other most highly compensated officers, unless the compensation qualifies as performance-based compensation. We have made awards to our employees and officers that qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code. As required under Section 162(m) of the Internal Revenue Code and related regulations, we are asking stockholders to re-approve the material terms of the performance goals under the 2004 Plan so that awards made to our employees and officers will continue to qualify as performance-based compensation deductible under Section 162(m) of the Internal Revenue Code. We are not proposing any amendment to the terms of the 2004 Plan in connection with this reapproval of the material terms of the performance goals under the 2004 Plan.

For purposes of Section 162(m) of the Internal Revenue Code, the material terms of the performance goals include (1) the employees eligible to receive compensation under the 2004 Plan, (2) a description of the business criteria on which each performance goal is based, and (3) the maximum amount of compensation that can be paid to a participant under each performance goal. These aspects of the 2004 Plan are discussed below.

The summary of the 2004 Plan below does not purport to be complete and is qualified by reference to the full text of the 2004 Plan, which is attached as Appendix A to this Proxy Statement. The First Amendment to the 2004 Plan is attached as Appendix B to this Proxy Statement.

Eligibility

Our employees (approximately 2,100 total as of March 19, 2008) and nonemployee directors are eligible to be considered for awards under the 2004 Plan, as well as individuals who have agreed to become our employees within six months of the date of grant. The administrator of the 2004 Plan has the discretion to determine the individuals who will be granted awards under the 2004 Plan.

Shares Available for Awards

Up to 6,327,000 shares of our common stock may be issued under the 2004 Plan. No more than 633,000 shares of our common stock may be used for awards to nonemployee directors. Shares of our common stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by us. To date, approximately 1,791,521 shares have been issued under the 2004 Plan, 36,408 of which were awarded to nonemployee directors. 85,553 shares were forfeited and added back to the 2004 Plan. This leaves a total of approximately 4,621,032 shares available for issuance under the 2004 Plan, with 596,592 of those shares remaining available for awards to nonemployee directors.

Shares subject to awards under the 2004 Plan that are forfeited, terminated, expire unexercised, settled in cash, exchanged for other awards, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise lapse will become available for awards under the 2004 Plan. Shares delivered in settlement, assumption, or substitution of awards granted by another entity as a result of an acquisition or under an acquired entity’s plan will not reduce the number of shares available under the 2004 Plan to the extent allowed under the rules of the New York Stock Exchange.

The administrator of the 2004 Plan may make appropriate adjustments in the number of shares available under the 2004 Plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders (other than normal cash dividends or dividends payable in common stock) or other similar event.

Administration

Pursuant to its authority under the 2004 Plan, our Board of Directors has designated the Compensation Committee to serve as administrator of the 2004 Plan. The administrator has the discretion to determine the employees and nonemployee directors who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to the limitations set forth in the 2004 Plan. In addition, the administrator has full and final authority to interpret the 2004 Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2004 Plan.

Subject to certain restrictions contained in the 2004 Plan, the administrator has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to by, the recipient of the award.

To the extent allowed by applicable law, the administrator may delegate to the chief executive officer, other senior officer or a subcommittee of the administrator the authority to grant awards out of a specified pool of cash or shares under the 2004 Plan. The administrator may also delegate to the chief executive officer and other senior officers its administrative duties under the 2004 Plan (excluding its granting authority).

Awards

At the discretion of the administrator, employees may be granted awards under the 2004 Plan in the form of stock options, stock appreciation rights, stock awards or cash awards (any of which may be a performance award). Furthermore, at the discretion of the administrator, nonemployee directors may be granted awards under the 2004 Plan in the form of stock options, stock appreciation rights or stock awards (any of which may be a performance award). Awards under the 2004 Plan may be granted singly, in combination, or in tandem.

Stock Options

The 2004 Plan provides for the granting to employees of incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, and nonqualified stock options. Directors may be granted nonqualified stock options under the 2004 Plan.

A stock option is a right to purchase a specified number of shares of common stock at a specified exercise price. All stock options granted under the 2004 Plan must have an exercise price per share that is not less than the fair market value (as defined in the 2004 Plan) of our common stock on the date of grant. All stock options granted under the 2004 Plan must have a term of no more than ten years. The exercise price, number of shares, terms and conditions of exercise, whether a stock option may qualify as an incentive stock option under the Internal Revenue Code, and other terms of a stock option grant will be fixed by the administrator as of the grant date. However, without stockholder approval, stock options may not be repriced, including by means of a substitute award.

The exercise price of any stock option must be paid in full at the time the stock is delivered to the participant. The price must be paid in cash or, if permitted by the administrator and elected by the participant, by means of tendering (either by actual delivery or by attestation) previously owned shares of our common stock or shares issued pursuant to an award under the 2004 Plan or another compensation equity plan.

Stock Appreciation Rights

The 2004 Plan also provides for the granting of stock appreciation rights or SARs to employees or directors. A SAR is a right to receive a payment, in cash or common stock, equal to the excess of the fair market value of a specified number of shares of our common stock over a specified exercise price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of our common stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. All stock appreciation rights granted under the 2004 Plan must have an exercise price per share that is not less than the fair market value (as defined in the 2004 Plan) of a share of our common stock on the date of grant and a term of no more than ten years.

Stock Awards

The 2004 Plan also provides for the granting of stock awards, restricted stock and stock units to employees and directors that consist of grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any stock award will be decided by the administrator. At the discretion of the administrator, the terms of a stock award may include rights to receive dividends or dividend equivalents.

Cash Awards

The 2004 Plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2004 Plan will be determined by the administrator.

Performance Awards

At the discretion of the administrator, any of the above-described awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals. The terms, conditions and limitations applicable to any performance award will be decided by the administrator.

At the discretion of the administrator, certain awards under the 2004 Plan may be intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The 2004 Plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation.

In making awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the administrator may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more of our business units or the applicable sector, or to us as a whole: increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); stock price measures (including but not limited to growth measures and total stockholder return); price per share of common stock; market share; net earnings; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); net operating profit after tax (“NOPAT”); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels); financial measures (including but not limited to spreads, margin, meeting budget and unit revenue); cost measures or controls (including but not limited to conversion costs, controllable costs, procurement costs, freight costs and material savings); quality measures (including but not limited to product quality, scrap rate, prime production and complaints and returns); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, operating efficiency, production volumes and production efficiency); expense measures (including but not limited to overhead cost, product cost, general and administrative expense and improvement in or attainment of expense levels); marketing and logistics measures (including but not limited to days of inventory, days sales outstanding, on time delivery or shipment and distribution rates); margins; stockholder value; proceeds from dispositions; total market value; reliability; productivity measures (including but not limited to on stream factor, operating rates, energy efficiency, yields and pounds per employee); corporate values measures (including ethics compliance, environmental, and safety) and debt reduction. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. A performance goal may also be based on performance relative to a peer group of companies.

Award Limitations

Under the 2004 Plan, no employee may be granted during any calendar year:

•	stock options and/or SARs covering more than 1,500,000 shares of common stock;

•	stock awards covering more than 1,500,000 shares of common stock; or

•	cash awards (including performance awards) in respect of any calendar year having a maximum payment value in excess of $5,000,000.

Deferred Payment

At the discretion of the administrator, amounts payable in respect of awards granted under the 2004 Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification, and Termination

Our Board of Directors may amend, modify, suspend, or terminate the 2004 Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment will be effective prior to approval by our stockholders if such approval is required by law or the requirements of the exchange on which our common stock is listed.

No awards may be made following the tenth anniversary of the effective date of the 2004 Plan.

Plan Benefits and 2008 Awards for Named Executive Officers

Awards under the 2004 Plan are granted at the discretion of the Compensation Committee. Therefore, we are unable to determine the amount of awards that may be granted to the named executive officers or to any of the other 2004 Plan participants if this proposal is approved by our stockholders. No awards or grants have been made under the 2004 Plan that are contingent on stockholder approval of the material terms of the performance goals.

Federal Income Tax Treatment

The following summary is based upon current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

An employee who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the employee makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the employee fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the employee to the extent of the difference between the exercise price and the fair market value of our common stock on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the employee recognizes in a disqualifying disposition.

A participant who is granted a nonqualified stock option does not have taxable income at the time of grant but does have taxable income at the time of exercise. The income equals the difference between the exercise price and the fair market value of our common stock on the exercise date. We are entitled to a corresponding tax deduction for the same amount.

The grant of a SAR will produce no U.S. federal tax consequences for the participant or us. The exercise of a SAR results in taxable income to the participant equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise and a corresponding tax deduction to us.

A participant who has been granted an award of restricted shares of common stock or an award of restricted stock units will not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of our common stock or cash received at that time over the amount, if any, paid for the shares, and we will be entitled to a corresponding tax deduction. Dividends on restricted stock paid to the participant during the restriction period will also be compensation income to the participant and will be deductible as compensation expense by us.

A participant who has been granted a performance award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the fair market value of shares of our common stock delivered, and we will be entitled to a corresponding tax deduction.

We may deduct any taxes required by law to be withheld in connection with any award.

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals or (3) restrictions on acceleration of payouts, will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a change in control, an unforeseen emergency (other than death, each as defined under Section 409A) or at a specified time. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Based on current guidance, awards of the type we have historically granted would satisfy the requirements of Section 409A, and we intend to structure future awards in a manner that complies with Section 409A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 2004 ONMIBUS INCENTIVE PLAN.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We do not know of any matters other than those stated above which are to be brought before the annual meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

HOUSEHOLDING

Our annual report to stockholders has been mailed to all stockholders entitled to vote at the annual meeting of stockholders on or before the date of mailing this proxy statement. The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, that stockholder should contact their broker or send a request to our Investor Relations Department, Westlake Chemical Corporation, 2801 Post Oak Blvd., Suite 600, Houston, Texas 77056, telephone number (713) 960-9111. The Company will deliver, promptly upon written or oral request to the Investor Relations Department, a separate copy of the 2007 annual report to stockholders and this proxy statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. The annual report is not a part of the proxy solicitation material.

OBTAINING COPIES OF THE COMPANY’S FORM 10-K

STOCKHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 BY SENDING A WRITTEN REQUEST FOR THE FORM 10-K TO THE INVESTOR RELATIONS DEPARTMENT, WESTLAKE CHEMICAL CORPORATION, 2801 POST OAK BLVD., SUITE 600, HOUSTON, TEXAS 77056.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2009 annual meeting of stockholders must be forwarded in writing and received at our principal executive offices no later than December 17, 2008, directed to the attention of the corporate secretary, for consideration for inclusion in our Proxy Statement for the annual meeting of stockholders to be held in 2009. Moreover, with regard to any proposal by a stockholder not seeking to have its proposal included in the Proxy Statement but seeking to have its proposal considered at the 2009 annual meeting, if that stockholder fails to notify us in the manner set forth above of its proposal by January 20, 2009, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2009 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the Proxy Statement for the 2009 annual meeting of stockholders. Any stockholder proposals must comply in all respects with the rules and regulations of the SEC.

Stephen Wallace

Vice President, General Counsel and Secretary

April 15, 2008

APPENDIX A

WESTLAKE CHEMICAL CORPORATION

2004 OMNIBUS INCENTIVE PLAN

1. Purpose of the Plan. The Westlake Chemical Corporation 2004 Omnibus Incentive Plan (the “Plan”) of Westlake Chemical Corporation, a Delaware corporation (the “Company”), is intended to advance the best interests of the Company and its Subsidiaries by providing certain Employees and Directors of the Company and its Subsidiaries with additional incentives through the grant of Options to purchase common stock, par value US $0.01 per share of the Company (“Common Stock”), Stock Appreciation Rights (“SARs”), Restricted Stock, Stock Units, Cash Awards and/or Performance Awards, thereby increasing the personal stake of such Employees and Directors in the continued success and growth of the Company.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Administrator” means (i) prior to the closing date of the IPO, the Board and (ii) on and after the closing date of the IPO, the Board or a committee designated by the Board.

“Authorized Officer” means the Chief Executive Officer or the Senior Vice President, Administration of the Company (or any other senior officer of the Company to whom the Administrator or such Authorized Officer shall delegate the authority to execute any Award Agreement or to carry out any actions, duties or other responsibilities under the Plan as may be permitted by applicable law and directed by the Administrator, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Administrator determines such agreement is necessary.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Westlake Chemical Corporation, a Delaware corporation, or any successor thereto.

“Director” means an individual who is a member of the Board that is not an Employee of the Company or any of its Subsidiaries.

“Director Award” means any Option, Stock Appreciation Right or Stock Award granted, whether singly, in combination or in tandem, to a Director pursuant to such applicable terms, conditions and limitations as the Administrator may establish in order to fulfill the objectives of the Plan.

“Dividend Equivalents” means an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on one share of Common Stock to stockholders of record, which, in the discretion of the Administrator, may be awarded (i) in connection with any Award under the Plan while such Award is outstanding or otherwise subject to a Restriction Period and on a like number of shares of Common Stock under such Award or (ii) singly.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an Employee of the Company or any of its Subsidiaries and actually becomes such an Employee within the following six months.

“Employee Award” means any Option, Stock Appreciation Right, Stock Award or Cash Award (including any Performance Award) granted, whether singly, in combination or in tandem, to an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Administrator may establish in order to fulfill the objectives of the Plan.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) (A) if Common Stock is listed on a national securities exchange, the mean between the highest and lowest sales price per share of the Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Administrator, the price prevailing on the exchange at the time of exercise, (B) the mean between the highest and lowest sales price per share of such Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc. or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported, (C) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (D) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Company to administer the Plan.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“IPO” means the initial public offering of shares of Common Stock of the Company (the “IPO”).

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price.

“Participant” means an Employee or Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.

“Performance Goal” means a standard established by the Administrator, to determine in whole or in part whether a Performance Award shall be earned.

“Qualified Performance Award” means a Performance Award made to an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 7(a)(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case as determined by the Administrator.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock.

“Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock (as determined by the Administrator) granted to either an Employee or a Director.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation that have the right to vote generally on matters submitted to a vote of the stockholders of that corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Eligibility.

(a) Employees. Employees eligible for the grant of Employee Awards under this Plan are Employees, including Employees that may serve as a director of the Company.

(b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Directors.

4. Common Stock Available for Awards. Subject to the provisions of Section 14 hereof, there shall be available for Awards under this Plan granted or payable wholly or partly in Common Stock (including rights that may be exercised for or settled in Common Stock) an aggregate of 6,327,000 shares, of which 633,000 shares are available for awards to Directors.

The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or otherwise in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall not be counted against the aggregate plan maximum or any sublimit set forth above and shall again immediately become available for Awards hereunder. If the tax withholding obligation resulting from the settlement of any Award is satisfied by withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. Shares of Common Stock delivered under the Plan as an Award or in settlement of an Award issued or made (a) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an entity acquired in a merger or other acquisition or (b) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers acquisitions from the shareholder approval requirements of the New York Stock Exchange for equity compensation plans applies. The Administrator may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5. Administration.

(a) This Plan shall be administered by the Administrator, except as otherwise provided herein.

(b) Subject to the provisions hereof, the Administrator shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Administrator shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper. The Administrator may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Awards issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the exercise price of a previously granted Award. The Administrator may make an Award to an individual who it expects to become an Employee of the Company or any of its Subsidiaries within the next six months, with such award being subject to the individual’s actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Administrator. The Administrator may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Administrator deems necessary or desirable to further the Plan purposes. Any decision of the Administrator, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Administrator or Authorized Officer of the Company to whom the Administrator has delegated authority in accordance with the provisions of Section 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Administrator or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Administrator may authorize an Authorized Officer of the Company, if and to the extent permitted by applicable law, rule or regulation, or a subcommittee of members of the Administrator to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Administrator may establish. The Administrator may also delegate to an Authorized Officer its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Administrator may establish. The Administrator may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

7. Awards.

(a) The Administrator shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may, in the discretion of the Administrator, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Administrator in its sole discretion and, if required by the Administrator, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Section 7(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of (subject to Sections 12 and 9(d)), or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Administrator, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, items referenced to in clause (v) below, and other comparable measurements of performance. Upon an Employee’s termination of employment, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Administrator.

(i) Option. An Employee Award may be in the form of an Incentive Option or a Nonqualified Option. A Director Award may be in the form of a Nonqualified Option. The term of the Option shall extend no more than 10 years after the Grant Date. The price at which any share of Common Stock may be purchased on the exercise of any Option will not be less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the Grant Price, minimum vesting, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Administrator.

(ii) Stock Appreciation Rights. An Award may be in the form of an SAR. SARs may be granted in tandem with an Option or other Award, either at the time of grant or by later amendment thereto, or on a freestanding basis not related to any other Award. The Grant Price of an SAR shall be determined by the Administrator but shall not be less than the Fair Market Value of the Common Stock subject to such SAR on the Grant Date or the Grant Price of a tandem Option to which such SAR relates. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Participants pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Administrator.

(iii) Stock Award. An Employee Award or Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted to Participants pursuant to this Plan shall be determined by the Administrator, subject to the limitations specified below.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Administrator.

(v) Performance Award. Without limiting the type or number of Employee Awards or Director Awards that may be made under the other provisions of this Plan, an Employee Award or Director Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Administrator, subject to the limitations specified below. The Administrator shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A) Nonqualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Administrator or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Administrator prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Administrator, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); stock price measures (including but not limited to growth measures and total stockholder return); price per share of Common Stock; market share;

net earnings; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; net operating profit after tax, sales volumes, operating efficiency, production volumes and production efficiency); expense measures (including but not limited to overhead cost, general and administrative expense and improvement in or attainment of expense levels); margins; stockholder value; proceeds from dispositions; total market value; safety; reliability; productivity; corporate values measures (including ethics compliance, environmental, and safety) and debt reduction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Administrator in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Administrator must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Administrator.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs that are exercisable for more than 1,500,000 shares of Common Stock (the limitation set forth in this clause (b)(i), together with the limitations set forth in clauses (b)(ii) below, being hereinafter collectively referred to as the “Stock Based Awards Limitations”);

(ii) no Participant may be issued, during any calendar year, more than 1,500,000 shares of Common Stock in connection with Stock Awards.

(iii) no Participant may be granted Employee Awards consisting of Cash Awards that are intended to constitute performance-based awards subject to Section 7(a)(v)(B) having a maximum payment value in any calendar year in excess of $5,000,000.

8. Non-United States Participants. The Administrator may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Administrator, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, any securities law, any governing statute, or any other applicable law.

9. Payment of Awards.

(a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Administrator shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Administrator shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry account or in such other manner as the Administrator may determine.

(b) Deferral. With the approval of the Administrator, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Administrator may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Administrator and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Administrator, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Awards.

(d) Substitution of Awards. Subject to Sections 12 and 14, at the discretion of the Administrator, an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type; provided, however, that no Option may be granted in exchange or in replacement of an Option having a higher exercise price.

10. Payment of Grant Price. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Administrator and elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock or surrendering another Award valued at Fair Market Value on the date of exercise, or any combination thereof. The Administrator shall determine acceptable methods and requirements for Participants to tender Common Stock or other Awards. The Administrator may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Administrator may adopt additional rules and procedures regarding the payment of the Grant Price of Awards from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 10.

A Participant desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Administrator may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Company shall issue or otherwise deliver to the Participant upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the Participant may retain the shares of Common Stock the ownership of which is attested.

11. Taxes. The Company or its designated third party administrator shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Administrator may also permit withholding to be satisfied by a cash payment to the Company or the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed.

13. Assignability. Unless otherwise determined by the Administrator and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Administrator may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 13 shall be null and void.

14. Adjustments.

(a) From and after the closing date of the IPO, the existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) From and after the closing date of the IPO, in the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and available for issuance pursuant to specific types of Awards as described in Section 4, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations shall each be proportionately adjusted by the Administrator as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another Company or entity, the adoption by the Company of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Administrator shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously granted compensatory awards, or to substitute new Awards for previously granted compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

16. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Company to administer the Plan. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Administrator be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Administrator shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

17. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company.

18. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20. Effectiveness; Term. The Plan shall be effective on the date the Plan has been approved by the Board. No Awards shall be made after the tenth anniversary of the effective date of the Plan.

APPENDIX B

WESTLAKE CHEMICAL CORPORATION

2004 OMNIBUS INCENTIVE PLAN

First Amendment

Westlake Chemical Corporation, a Delaware corporation (the “Company”), having established the Westlake Chemical Corporation 2004 Omnibus Incentive Plan, effective as of August 16, 2004 (the “Plan”), and having reserved the right under Section 12 thereof to amend the Plan, does hereby amend the Plan, effective as of March 27, 2008, by deleting the fourth sentence of Section 7(a)(v)(B) thereof and placing in lieu thereof the following:

“A Performance Goal may include one or more of the following: increased revenue; net income measures (including but not limited to income after capital costs and income before or after taxes); stock price measures (including but not limited to growth measures and total stockholder return); price per share of Common Stock; market share; net earnings; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (“EBITDA”); earnings before interest, taxes and amortization (“EBITA”); earnings before interest and taxes (“EBIT”); net operating profit after tax (“NOPAT”); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including but not limited to cash flow per share, cash flow return on capital, cash flow return on tangible capital, net cash flow, net cash flow before financing activities and improvement in or attainment of working capital levels); financial measures (including but not limited to spreads, margin, meeting budget and unit revenue); cost measures or controls (including but not limited to conversion costs, controllable costs, procurement costs, freight costs and material savings); quality measures (including but not limited to product quality, scrap rate, prime production and complaints and returns); return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, operating efficiency, production volumes and production efficiency); expense measures (including but not limited to overhead cost, product cost, general and administrative expense and improvement in or attainment of expense levels); marketing and logistics measures (including but not limited to days of inventory, days sales outstanding, on time delivery or shipment and distribution rates); margins; stockholder value; proceeds from dispositions; total market value; reliability; productivity measures (including but not limited to on stream factor, operating rates, energy efficiency, yields and pounds per employee); corporate values measures (including ethics compliance, environmental and safety) and debt reduction.”

B-1

ANNUAL MEETING OF STOCKHOLDERS OF

WESTLAKE CHEMICAL CORPORATION

May 19, 2008

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-

921-8500 from foreign countries and follow the COMPANY NUMBER instructions. Have your proxy card available when you call.

- OR—ACCOUNT NUMBER

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. CONTROL NUMBER

- OR -

IN PERSON—You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time on May 18, 2008.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230300000000001000 3 051908

THIS PROXY WILL BE VOTED OR NOT VOTED AS YOU DIRECT BELOW.

IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Proposal 1 -To elect two members of the Board of Directors for the terms described herein;The two directors to be re-elected are Class I directors (Dorothy C. Jenkins and Max L. Lukens). FOR AGAINST ABSTAIN

Proposal 2—To ratify the appointment of Pricewaterhouse-Coopers LLP to serve as our independent registered public

NOMINEES: accounting firm for the fiscal year ending December 31, FOR ALL NOMINEES Dorothy C. Jenkins

2008; Max L. Lukens

WITHHOLD AUTHORITY Proposal 3—To reapprove the material terms of the FOR ALL NOMINEES performance goals under the 2004 Omnibus Incentive Plan; and

FOR ALL EXCEPT

(See instructions below)

Proposal 4—To act upon any other matters that may properly come before the annual meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

THANK YOU FOR VOTING

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

I PLAN TO ATTEND THE ANNUAL MEETING

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

In order to reduce the costs associated with producing and mailing your Annual Report and Proxy Statement in future years, we urge you to elect on your proxy card that you would like to view your Annual Report and Proxy Statement electronically via the Internet. Your election can be revoked at any time by calling 1-800-PROXIES. You will continue to receive your proxy card in the mail, regardless of your election.

If you vote your proxy by telephone or on the Internet, you do NOT need to mail back your proxy card.

IF YOU WISH TO VOTE BY TELEPHONE IN THE UNITED STATES, PUERTO RICO OR CANADA, PLEASE FOLLOW THE INSTRUCTIONS BELOW. IF YOU VOTE BY TELEPHONE OR THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL.

HAVE YOUR VOTING DIRECTION CARD IN HAND.

TO VOTE BY PHONE THROUGH OUR TABULATOR, AMERICAN STOCK TRANSFER & TRUST COMPANY:

On a touch-tone telephone call Toll Free 1-800-PROXIES—24 hours a day—7 days a week.

Enter your eleven-digit Control Number, which is indicated on the other side of this card.

Follow the voice instructions.

-------------—. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

1

PROXY PROXY

WESTLAKE CHEMICAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting—May 19, 2008

The undersigned hereby appoints David R. Hansen and George J. Mangieri as proxy holders with full power to act alone and with power of substitution, to vote all stock which the undersigned could vote at the Company’s Annual Meeting of Stockholders to be held at the Westlake Center Annex, 2801 Post Oak Blvd., Houston, Texas 77056, on May 19, 2008, at 9:00 a.m. (local time), and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting, all as described in the accompanying Notice and Proxy Statement.

This Proxy is Continued on the Reverse Side Please Sign on the Reverse Side and Return Promptly

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

WESTLAKE CHEMICAL CORPORATION

May 19, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20230300000000001000 3 051908

THIS PROXY WILL BE VOTED OR NOT VOTED AS YOU DIRECT BELOW.

IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Proposal 1 -To elect two members of the Board of Directors for the terms described herein;The two directors to be re-elected are Class I directors (Dorothy C. Jenkins and Max L. Lukens). FOR AGAINST ABSTAIN

Proposal 2—To ratify the appointment of Pricewaterhouse-

Coopers LLP to serve as our independent registered public

NOMINEES:

accounting firm for the fiscal year ending December 31, FOR ALL NOMINEES Dorothy C. Jenkins

2008; Max L. Lukens

WITHHOLD AUTHORITY Proposal 3—To reapprove the material terms of the FOR ALL NOMINEES performance goals under the 2004 Omnibus Incentive Plan; and

FOR ALL EXCEPT

(See instructions below)

Proposal 4—To act upon any other matters that may properly come before the annual meeting.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: THANK YOU FOR VOTING

I PLAN TO ATTEND THE ANNUAL MEETING

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.